UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SKULLCANDY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2362196
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1441 West Ute Boulevard, Suite 250 Park City, Utah 84098	84098
(Address of Principal Executive Offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-171923

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-171923) as originally filed with the Securities and Exchange Commission on January 28, 2011 and as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 14, 2011

SKULLCANDY, INC. (Registrant)

By:	/s/ Mitch Edwards
	Name:	Mitch Edwards
	Title:	Chief Financial Officer and General Counsel